January 31, 1997




The Gabelli U.S. Treasury Money Market Fund
One Corporate Center
Rye, New York  10580-1434

Ladies and Gentlemen:


We hereby consent to the reference to us in the Statement of Additional Information included in Post-Effective Amendment No. 6 to the above-referenced Fund's Registration Statement on Form N-
1A.


Very truly yours,

/s/ Willkie Farr & Gallagher
WILLKIE FARR & GALLAGHER




Warburg, Pincus Strategic Value Fund, Inc.
December 24, 1996
Page 2